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                                                                    Exhibit 10.1

                                 LOAN AGREEMENT

Wachovia Bank, National Association
190 River Road
Summit, New Jersey  07901
(Hereinafter referred to as the "Bank")

A.C. Moore Arts & Crafts, Inc.
500 University Court
Blackwood, New Jersey  08012

A.C. Moore Incorporated
500 University Court
Blackwood, New Jersey  08012

Moorestown Finance, Inc.
300 Delaware Avenue - 9th Floor
Wilmington, Delaware  19801

Blackwood Assets, Inc.
300 Delaware Avenue - 9th Floor
Wilmington, Delaware  19801

A.C. Moore Urban Renewal, LLC
500 University Court
Blackwood, New Jersey  08012
(Individually and collectively "Borrower")

This Loan Agreement ("Agreement") is entered into as of October 28, 2003, by and between Bank and Borrower.

This Agreement amends and restates in its entirety that certain Loan Agreement dated July 9, 2002 and applies to the loan or loans (individually and collectively, the "Loan") evidenced by one or more promissory notes, of even date, or other notes subject hereto, as modified from time to time (whether one or more, the "Note"), the commercial letters of credit and standby letters of credit issued hereunder (each, a "Letter of Credit" and collectively, the "Letters of Credit") and all Loan Documents.

Relying upon the covenants, agreements, representations and warranties contained in this Agreement, Bank is willing to extend credit to Borrower upon the terms and subject to the conditions set forth herein, and Bank and Borrower agree as follows:

DEFINITIONS. Loan Documents. The term "Loan Documents", as used in this Agreement and the other Loan Documents, refers to all documents executed in connection with the loans evidenced by (i) a $25,000,000 Promissory Note, (ii) a $22,500,000 Promissory Note, and (iii) a $7,500,000 Promissory Note, all of even date, and any letters of credit issued pursuant to this Agreement, any applications for such letters of credit and any other documents executed in connection therewith, and may include, without limitation, a commitment letter that survives closing, this Agreement, the Notes, guaranty agreements, security agreements, security instruments, financing statements, mortgage instruments, any renewals or modifications, whenever any of the foregoing are executed, but does not include swap agreements (as defined in 11 U.S.C. ss. 101). Obligations. The term "Obligations", as used in this Agreement and the other Loan Documents, refers to any and all indebtedness and other obligations under the Notes, and any additional or replacement notes, all other obligations under any other Loan

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Document(s), and all obligations under any swap agreements (as defined in 11
U.S.C. ss. 101) between Borrower and Bank whenever executed. Certain Other Terms. All terms that are used but not otherwise defined in any of the Loan Documents shall have the definitions provided in the Uniform Commercial Code.

LETTERS OF CREDIT. Upon the request of Borrower, Bank shall issue commercial letters of credit and standby letters of credit, provided, the aggregate amount available to be drawn under all commercial Letters of Credit and standby Letters of Credit plus the aggregate amount of unreimbursed drawings under all commercial Letters of Credit and standby Letters of Credit at any one time does not exceed $7,500,000.00, and further provided, no commercial letter of credit shall expire more than 180 days after the date it is issued and no standby letter of credit shall expire more than 365 days after the date it is issued. Notwithstanding anything to the contrary contained herein, the aggregate outstanding principal balance of Advances (as defined in the line of credit Promissory Note in the amount of $25,000,000.00, of even date), plus the aggregate amount available to be drawn under all Letters of Credit plus the aggregate amount of unreimbursed drawings under all Letters of Credit plus the aggregate face amount of all outstanding banker's acceptances created by Bank in its sole discretion at the request of Borrower at any one time shall not exceed $25,000,000.00. The Letters of Credit are to be used by Borrower solely for inventory purchases. Bank's obligation to issue Letters of Credit shall terminate if Borrower is in default (however denominated) under the Note or the other Loan Documents, or in any case, if not sooner terminated, on July 1, 2004.

LETTER OF CREDIT FEES. Borrower shall pay to Bank, at such times as Bank shall require, Bank's standard fees in connection with Letters of Credit, as in effect from time to time, and with respect to standby Letters of Credit, an additional fee equal to 1.00% per annum on the face amount of each standby Letter of Credit, payable annually, in advance, for so long as such Letter of Credit is outstanding.

REPRESENTATIONS. Borrower represents that from the date of this Agreement and until final payment in full of the Obligations: Accurate Information. All information now and hereafter furnished to Bank is and will be true, correct and complete. Any such information relating to Borrower's financial condition will accurately reflect Borrower's financial condition as of the date(s) thereof, (including all contingent liabilities of every type), and Borrower further represents that its financial condition has not changed materially or adversely since the date(s) of such documents. Authorization; Non-Contravention. The execution, delivery and performance by Borrower and any guarantor, as applicable, of this Agreement and other Loan Documents to which it is a party are within its power, have been duly authorized as may be required and, if necessary, by making appropriate filings with any governmental agency or unit and are the legal, binding, valid and enforceable obligations of Borrower and any guarantors; and do not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of Borrower or any guarantor, or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting Borrower or any guarantor, (ii) result in the creation or imposition of any lien (other than the lien(s) created by the Loan Documents) on any of Borrower's or any guarantor's assets, or (iii) give cause for the acceleration of any obligations of Borrower or any guarantor to any other creditor. Asset Ownership. Borrower has good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements supplied Bank by Borrower, and all such properties and assets are free and clear of mortgages, security deeds, pledges, liens, charges, and all other encumbrances, except as otherwise described on Exhibit A, attached hereto and made a part hereof (the "Permitted Liens"). To Borrower's knowledge, no default has occurred under any Permitted Liens and no claims or interests adverse to Borrower's present rights in its properties and assets have arisen. Discharge of Liens and Taxes. Borrower has duly filed, paid and/or discharged all taxes or other claims that may become a lien on any of its property or assets, except to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained. Sufficiency of Capital. Borrower is not, and after consummation of this Agreement and after giving effect to all indebtedness incurred and liens created by Borrower in connection with the Note and any other Loan Documents, will not be, insolvent within the meaning of 11 U.S.C. ss. 101(32). Compliance with Laws. Borrower is in compliance in all respects with all federal, state and


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local laws, rules and regulations applicable to its properties, operations, business, and finances, including, without limitation, any federal or state laws relating to liquor (including 18 U.S.C. ss. 3617, et seq.) or narcotics (including 21 U.S.C. ss. 801, et seq.) and/or any commercial crimes; all applicable federal, state and local laws and regulations intended to protect the environment; and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), if applicable. Organization and Authority. Each corporation, partnership or limited liability company Borrower and/or guarantor, as applicable, is duly created, validly existing and in good standing under the laws of the state of its organization, and has all powers, governmental licenses, authorizations, consents and approvals required to operate its business as now conducted. Each corporation, partnership or limited liability company Borrower and/or guarantor, as applicable, is duly qualified, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers, and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a material adverse effect on the business, financial position, results of operations, properties or prospects of Borrower or any such guarantor. No Litigation. As of the date hereof and as of the date of each advance under the Loan Documents, there are no pending or threatened suits, claims or demands against Borrower or any guarantor in excess of $250,000 in the aggregate and not covered by insurance that have not been disclosed to Bank by Borrower in writing, and approved by Bank. Regulation U. None of the proceeds of the credit extended pursuant to this Agreement shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock in violation of any of the provisions of Regulation U of the Board of Governors of the Federal Reserve System ("Regulation U"), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purchase which might render the Loan a "Purpose Credit" within the meaning of Regulation U. ERISA. Each employee pension benefit plan, as defined in ERISA, maintained by Borrower meets, as of the date hereof, the minimum funding standards of ERISA and all applicable regulations thereto and requirements thereof, and of the Internal Revenue Code of 1986, as amended. No "Prohibited Transaction" or "Reportable Event" (as both terms are defined by ERISA) has occurred with respect to any such plan.

AFFIRMATIVE COVENANTS. Borrower agrees that from the date hereof and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will: Access to Books and Records. Allow Bank, or its agents, upon reasonable prior notice and during normal business hours, access to the books, records and such other documents of Borrower as Bank shall reasonably require, and allow Bank, at Bank's expense, to inspect, audit and examine the same and to make extracts therefrom and to make copies thereof, provided that upon the occurrence and during the continuation of any Default, as defined in the Loan Documents, such inspection, audit, examination, extracts and copies shall be at Borrower's expense. Business Continuity. Conduct its business in substantially the same manner as such business is now and has previously been conducted. Compliance with Other Agreements. Comply with all terms and conditions contained in this Agreement, and any other Loan Documents, and swap agreements, if applicable, as defined in the 11 U.S.C. ss. 101. Estoppel Certificate. Furnish, within 15 days after written request by Bank, a written statement duly acknowledged of the amount due under the Loans and identifying each outstanding Letter of Credit, if any, and whether offsets or defenses exist against the Obligations. Insurance. Maintain adequate insurance coverage with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses including, without limitation, commercial general liability insurance, workers compensation insurance, and business interruption insurance; all acquired in such amounts and from such companies as Bank may reasonably require. Management Letter. Borrower shall deliver to Bank within 90 days after the close of each fiscal year, its Management Letter, if any, in the same form and substance as is provided to Borrower and prepared by Borrower's independent certified public accountant. Maintain Properties. Maintain, preserve and keep its property in good repair, working order and condition, making all needed replacements, additions and improvements thereto, to the extent allowed by this Agreement. Non-Default Certificate From Borrower. Deliver to Bank, with the Financial Statements required below, a certificate signed by Borrower, in the form attached hereto as Exhibit B, if Borrower is an individual, or by a principal financial officer of Borrower warranting that no "Default" as specified in the Loan Documents nor any event which, upon the giving of notice or lapse of time or both, would constitute such a Default, has occurred and demonstrating Borrower's compliance with the financial covenants contained herein. Notice of Default and Other Notices. (a) Notice of Default. Furnish to Bank immediately upon becoming aware


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of the existence of any condition or event which constitutes a Default (as defined in the Loan Documents) or any event which, upon the giving of notice or lapse of time or both, may become a Default, written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto. (b) Other Notices. Promptly notify Bank in writing of (i) any material adverse change in its financial condition or its business; (ii) any default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any indebtedness owing by Borrower; (iii) any material adverse claim against or affecting Borrower or any part of its properties; (iv) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any governmental agency or unit affecting Borrower or the Project (as defined in the Construction Loan Agreement, of even date), which could result in an uninsured liability in excess of $250,000; and (v) at least 30 days prior thereto, any change in Borrower's name or address as shown above, and/or any change in Borrower's legal structure other than changes in share ownership of any Borrower that is publicly traded. Other Financial Information. Deliver promptly such other information regarding the operation, business affairs, and financial condition of Borrower which Bank may reasonably request. Payment of Debts. Pay and discharge when due, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts, taxes, and liabilities of whatever nature or amount, except those which Borrower in good faith disputes. Reports and Proxies. Deliver to Bank, promptly, a copy of all financial statements, reports, notices, and proxy statements, sent by Borrower to stockholders, and all regular or periodic reports required to be filed by Borrower with any governmental agency or authority.

NEGATIVE COVENANTS. Borrower agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will not: Change in Fiscal Year. Change its fiscal year. Change of Control. Make or suffer a change in the ownership of any publicly traded Borrower in excess of 50% of the outstanding stock or voting power of or in any such entity in a single transaction or a series of transactions. Encumbrances. Create, assume, or permit to exist any mortgage, security deed, deed of trust, pledge, lien, charge or other encumbrance on any of its assets, whether now owned or hereafter acquired, other than: (i) security interests required by the Loan Documents; (ii) liens for taxes contested in good faith; (iii) liens accruing by law for employee benefits; or (iv) Permitted Liens. Guarantees. Guarantee or otherwise become responsible for obligations of any other person or persons, other than the endorsement of checks and drafts for collection in the ordinary course of business. Investments. Purchase any stock, securities, or evidence of indebtedness of any other person or entity except investments in (i) direct obligations of the United States Government and certificates of deposit of United States commercial banks having a tier 1 capital ratio of not less than 6% and then in an amount not exceeding 10% of the issuing bank's unimpaired capital and surplus and (ii) investment grade securities with a rating, or effective rating, of at least A1 or P1. Default on Other Contracts or Obligations. Default on any contract with or obligation when due to a third party or default in the performance of any obligation to a third party incurred for borrowed money, the default of which could result in an uninsured liability in excess of $250,000. Government Intervention. Permit the assertion or making of any seizure, vesting or intervention by or under authority of any governmental entity, as a result of which the management of Borrower or any guarantor is displaced of its authority in the conduct of its respective business or such business is curtailed or materially impaired. Judgment Entered. Permit the entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due Borrower in an amount in excess of $1,000,000.00, in the aggregate, which is not discharged or execution is not stayed within 30 days of entry. Prepayment of Other Debt. Retire any long-term debt entered into prior to the date of this Agreement at a date in advance of its legal obligation to do so; provided that Borrower may repay such long-term debt if such repayment shall not cause any condition or event which constitutes a Default (as defined in the Loan Documents executed by the Borrower) or any event which, upon the giving of notice or lapse of time or both, may become a Default. Retire or Repurchase Capital Stock. Retire or otherwise acquire any of its capital stock; provided that Borrower may retire or repurchase capital stock if such retirement or repurchase shall not cause any condition or event which constitutes a Default (as defined in the Loan Documents executed by the Borrower) or any event which, upon the giving of notice or lapse of time or both, may become a Default.


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FINANCIAL REPORTING REQUIREMENTS. Borrower shall deliver to the Bank within 90 days after the close of each fiscal year a copy of its 10K report as required to be filed under the Securities and Exchange Act of 1934 ("Act") (and any amendments and modifications to the Act thereto). The 10K shall contain the audited annual consolidated financial statement for the fiscal year, including all notes and schedules, prepared in accordance with generally accepted accounting principles ("GAAP").

Borrower shall deliver to the Bank within 45 days after the close of each fiscal quarter a copy of its 10Q report as required to be filed under the Securities and Exchange Act of 1934 (and any amendments and modifications to the Act thereto). The 10Q shall contain the consolidated financial statement for the fiscal quarter, including all notes and schedules as required by the 10Q report.

Borrower shall provide to Bank copies of all other reports required to be filed by the Borrower under the Securities and Exchange Act of 1934 (and any amendments and modifications to the Act thereto).

Borrower shall deliver promptly such other information regarding the operation, business affairs, and financial condition of Borrower which Bank may reasonably request.

FINANCIAL COVENANTS. Borrower agrees to the following provisions from the date hereof until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, and the Debt Service Coverage Ratio, Leverage Ratio, and Current Ratio covenants shall be calculated on a consolidated basis, using the financial information for Borrower, its subsidiaries, affiliates and its holding or parent company, as applicable:

Debt Service Coverage Ratio. Borrower shall maintain a Debt Service Coverage Ratio of not less than 1.35 to 1.00, to be calculated quarterly, on a rolling four quarters basis. "Debt Service Coverage Ratio" means the ratio of (i) the sum of net profit plus depreciation plus amortization plus interest expense plus operating lease (rent) expenses minus all cash dividends, withdrawals and/or other equity disbursements divided by (ii) the sum of the current portion of long term debt and capital lease obligations plus interest expenses plus operating lease (rent) expenses.

Leverage Ratio. Borrower shall maintain a Leverage Ratio not greater than .40 to 1.00, to be calculated quarterly. "Leverage Ratio" means the ratio of (i) Funded Debt divided by (ii) the sum of Funded Debt plus Tangible Net Worth. "Funded Debt" shall mean, as applied to any person or entity, the sum of, (a) all indebtedness for borrowed money, including, without limitation, capital lease obligations, subordinated debt (including debt subordinated to the Bank), and unreimbursed drawings under letters of credit, or any other monetary obligation evidenced by a note, bond, debenture or other agreement of that person or entity, (b) letters of credit issued on behalf of the Borrower, (c) Synthetic Lease obligations of Borrower and that portion of any obligation of Borrower, as lessee, which in accordance with generally accepted accounting principles is required to be capitalized on the balance sheet of Borrower, and (d) any contingent obligations of Borrower of indebtedness of others. "Tangible Net Worth" shall mean total assets minus Total Liabilities. For purposes of this computation, the aggregate amount of any intangible assets of Borrower including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, and brand names, shall be subtracted from total assets. "Total Liabilities" shall mean all liabilities of Borrower, including capitalized leases and all reserves for deferred taxes, debt fully subordinated to Bank on terms and conditions acceptable to Bank, and other deferred sums appearing on the liabilities side of a balance sheet and all obligations as lessee under off-balance sheet synthetic leases of Borrower, all in accordance with generally accepted accounting principles applied on a consistent basis.

Current Ratio. Borrower shall maintain a Current Ratio at each fiscal quarter and each fiscal year end of not less than 2.00 to 1.00, to be calculated quarterly. "Current Ratio" shall mean Current Assets divided by Current Liabilities. "Current Assets" shall mean all assets which are so classified in accordance with generally accepted accounting principles ("GAAP") and shall also include Marketable Securities classified as non-current according to GAAP for purposes of this ratio calculation. "Current Liabilities" shall mean all liabilities which are so classified in accordance with GAAP.

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Deposit Relationship. Borrower shall maintain its primary depository account with Bank.

Loans and Advances. Borrower shall not, during any fiscal year, make loans or advances, excepting (i) ordinary course of business travel and expense advances and (ii) payments made on a split-dollar life insurance policy in the amount of $514,000.00, to any person or entity, which total more than $1,000,000.00 in the aggregate.

Material Acquisitions. Borrower shall not acquire substantially all of the business or assets or more than 50% of the outstanding stock or voting power of any other entity or entities requiring a cash expenditure of more than $10,000,000.00 in the aggregate and providing that such acquisition shall not cause any condition or event which constitutes a Default (as defined in the Loan Documents executed by the Borrower) or any event which, upon the giving of notice or lapse of time or both, may become a Default.

Limitation on Debt. Borrower shall not, directly or indirectly, create, incur, assume or become liable for any additional indebtedness, whether contingent or direct, if, giving effect to such additional debt on a pro forma basis causes the aggregate amount of Borrower's debt, excluding obligations to Bank, to exceed $8,000,000.00. Notwithstanding this limitation on debt, Borrower shall be allowed to incur debt subordinated to Bank on terms and conditions satisfactory to Bank, providing that the repayment of such debt shall not cause any condition or event which constitutes a Default (as defined in the Loan Documents executed by the Borrower) or any event which, upon the giving of notice or lapse of time or both, may become a default. Debt in this paragraph shall mean indebtedness for borrowed money including capital leases.

Optional Hedge. Borrower may, in Borrower's discretion, hedge any of the $7,500,000 and $22,500,000 Loans' floating interest expense for the full term of such Loans by maintaining an interest rate swap, cap or collar with Bank or other counterparty acceptable to Bank in a notional amount equal to the then principal balance of the Loans and providing for a fixed rate satisfactory to Bank, and containing such other items and conditions as shall be reasonably acceptable to Bank.

CONDITIONS PRECEDENT. The obligations of Bank to make the loan and any advances and to issue any Letters of Credit pursuant to this Agreement are subject to the following conditions precedent: Letter of Credit Documents. Receipt by Bank of all documents required by Bank in connection with Letters of Credit, including without limitation, applications therefor, all in form satisfactory to Bank. Additional Documents. Receipt by Bank of such additional supporting documents as Bank or its counsel may reasonably request. Opinion of Counsel. On or prior to the date hereof, Bank shall have received a written opinion of the counsel of Borrower acceptable to Bank that includes confirmation of the following: (a) The accuracy, to such counsel's knowledge, of the representations set forth in this Agreement in the Representations Subparagraphs entitled "Authorization; Non-Contravention"; "Compliance with Laws", and "Organization and Authority".
(b) This Agreement and other Loan Documents have been duly executed and delivered by Borrower and constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their terms, subject to general principles of bankruptcy and equity. (c) No registration with, consent of, approval of, or other action by, any federal, state or other governmental authority or regulatory body is required by law in connection with the execution and delivery of this Agreement and the other Loan Documents, or the extension of credit under this Agreement or the other Loan Documents, or, if so required, such registration has been made, and such consent or approval given or such other appropriate action taken.

CURE PERIOD. Except as provided below, a Default based upon Nonpayment, as defined herein, may be cured within 5 days of the date such payment is due and any other Default may be cured within 30 days (or such longer period not to exceed 90 days if the default is incapable of cure within 30 days and provided that Borrower diligently pursues such cure) after written notice thereof is mailed to the Borrower by Bank. The Borrower's right to cure shall be applicable only to curable defaults and shall not apply, without limitation, to Defaults based upon False Warranty, Cessation or Bankruptcy. After three (3) defaults requiring mailing of notice during any 12 month period, Borrower shall no longer have the right to cure such subsequent Default. Bank shall not exercise its

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remedies to collect the Obligations except as Bank reasonably deems necessary to protect its interest in collateral securing the Obligations during a cure period.

DEFAULT. If any of the following occurs and is not cured within the applicable Cure Period, a default ("Default") under Loan Documents shall exist: Nonpayment; Nonperformance. The failure of timely payment or performance of the Obligations or Default, however denominated, under this Agreement or any other Loan Documents. False Warranty. A warranty or representation made or deemed made in the Loan Documents or furnished Bank in connection with the loan evidenced by this Agreement proves materially false, or if of a continuing nature, becomes materially false. Cross Default. At Bank's option, (i) any default in payment or performance of any obligation under any other loans, contracts or agreements of Borrower, any Subsidiary or Affiliate of Borrower, any general partner of or the holder(s) of the majority ownership interests of Borrower (except holder(s) of the common stock of the Borrower) with Bank or its affiliates ("Affiliate" shall have the meaning as defined in 11 U.S.C. ss. 101, except that the term "Borrower" shall be substituted for the term "Debtor" therein; "Subsidiary" shall mean any business in which Borrower holds, directly or indirectly, a controlling interest), or (ii) any default in payment or performance of any obligation under any other loans aggregating more than $2,500,000 of Borrower, any Subsidiary or Affiliate of Borrower. Cessation; Bankruptcy. The death of, appointment of a guardian for, dissolution of, termination of existence of, appointment of a receiver for, assignment for the benefit of creditors of, or commencement of any bankruptcy or insolvency proceeding by or against Borrower, its Subsidiaries or Affiliates, if any, or the holder(s) of the majority ownership interests of Borrower, or any party to the Loan Documents. Material Business Alteration. Without prior written consent of Bank, a material alteration in the kind or type of Borrower's business. Material Capital Structure or Business Alteration. Without prior written consent of Bank, (i) a material alteration in the kind or type of Borrower's business or that of Borrower's Subsidiaries or Affiliates, if any; (ii) the sale of substantially all of the business or assets of Borrower, any of Borrower's Subsidiaries or Affiliates or any guarantor, or a material portion (10% or more) of such business or assets if such a sale is outside the ordinary course of business of Borrower, or any of Borrower's Subsidiaries or Affiliates or any guarantor, or more than 50% of the outstanding stock or voting power of or in any such entity in a single transaction or a series of transactions; (iii) the acquisition of substantially all of the business or assets of any entity, which acquisition has a total cost, singly or in the aggregate, in excess of $10,000,000; or (iv) should any Borrower or any of Borrower's Subsidiaries or Affiliates or any guarantor enter into any merger or consolidation; or (v) should Borrower be delisted from the NASDAQ, unless Borrower is being listed on another recognized United States stock exchange. Material Adverse Change. Bank determines in good faith, in its sole discretion, that the prospects for payment or performance of the Obligations are impaired or there has occurred a material adverse change in the business or prospects of Borrower, financial or otherwise. ERISA Liabilities. Borrower incurs unpaid ERISA liabilities in excess of $1,000,000.

REMEDIES UPON DEFAULT. If a Default occurs under the Loan Documents, upon notice to Borrower (provided that, if Default is due to bankruptcy, no notice to Borrower shall be required), Bank may, simultaneously with such notice or at any time thereafter, take the following actions: Bank Lien. Foreclose its security interest or lien against Borrower's accounts without notice. Acceleration Upon Default. Accelerate the maturity of any Note and, at Bank's option, any or all other Obligations, other than Obligations under any swap agreements (as defined in 11 U.S.C. ss. 101) between Borrower and Bank, which shall be governed by the default and termination provisions of said swap agreements; whereupon such Note and the accelerated Obligations shall be immediately due and payable; provided, however, if the Default is based upon a bankruptcy or insolvency proceeding commenced by or against Borrower or any guarantor or endorser of any Note, all Obligations (other than Obligations under any swap agreement as referenced above) shall automatically and immediately be due and payable. Cumulative. Exercise any rights and remedies as provided under the Note and other Loan Documents, or as provided by law or equity.

WAIVERS AND AMENDMENTS. No waivers, amendments or modifications of any Loan Documents shall be valid unless in writing and signed by an officer of Bank. No waiver by Bank of any Default shall operate as a waiver of any other Default or the same Default on a future occasion. Neither the failure nor any delay on the part of Bank in exercising any right, power, or remedy under the Loan Documents

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shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Each Borrower or any person liable under the Notes waives presentment, protest, notice of dishonor, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other notices of any kind. Further, each agrees that Bank may extend, modify or renew any Note or make a novation of the loan evidenced by any Note for any period, and grant any releases, compromises or indulgences with respect to any collateral securing any Note, or with respect to any other Borrower or any other person liable under the Loan Documents, all without notice to or consent of each Borrower or each person who may be liable under any Loan Document and without affecting the liability of Borrower or any person who may be liable under the Loan Documents.

MISCELLANEOUS PROVISIONS. Assignment. The Loan Documents shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Bank's interests in and rights under this Agreement and the other Loan Documents are freely assignable, in whole or in part, by Bank. In addition, nothing in the Loan Documents shall prohibit Bank from pledging or assigning any Loan Document or any interest therein to any Federal Reserve Bank. Borrower shall not assign its rights and interest hereunder without the prior written consent of Bank, and any attempt by Borrower to assign without Bank's prior written consent is null and void. Any assignment shall not release Borrower from the Obligations. Applicable Law; Conflict Between Documents. Unless otherwise provided in any other Loan Document, the Loan Documents shall be governed by and construed under the laws of the state named in Bank's address on the first page hereof without regard to that state's conflict of laws principles. If the terms of any Note should conflict with the terms of any loan agreement or any commitment letter that survives closing, the terms of such Note shall control. Borrower's Accounts. Except as prohibited by law, Borrower grants Bank a security interest in all of Borrower's accounts with Bank and any of its affiliates. Jurisdiction. Borrower irrevocably agrees to non-exclusive personal jurisdiction in the state named in Bank's address on the first page hereof. Severability. If any provision of the Loan Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of such document. Notices. Any notices to Borrower shall be sufficiently given, if in writing and mailed or delivered to the Borrower's address shown above or such other address as provided hereunder, and to Bank, if in writing and mailed or delivered to Wachovia Bank, National Association, Mail Code VA7391, P. O. Box 13327, Roanoke, VA 24040 or Wachovia Bank, National Association, Mail Code VA7391, 10 South Jefferson Street, Roanoke, VA 24011 or such other address as Bank may specify in writing from time to time. Notices to Bank must include the mail code. In the event that Borrower changes Borrower's address at any time prior to the date the Obligations are paid in full, Borrower agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid. Plural; Captions. All references in the Loan Documents to Borrower, guarantor, person, document or other nouns of reference mean both the singular and plural form, as the case may be, and the term "person" shall mean any individual, person or entity. The captions contained in the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of the Loan Documents. Advances. Bank may, in its sole discretion, make other advances which shall be deemed to be advances under the Loan Documents, even though the stated principal amount of any Note may be exceeded as a result thereof. Posting of Payments. All payments received during normal banking hours after 2:00 p.m. local time at the office of Bank first shown above shall be deemed received at the opening of the next banking day. Fees and Taxes. Borrower shall promptly pay all documentary, intangible recordation and/or similar taxes on this transaction whether assessed at closing or arising from time to time.

IN WITNESS WHEREOF, Borrower and Bank, on the day and year first written above, have caused this Agreement to be executed under seal.

                             A.C. Moore Arts & Crafts, Inc.

                             By: Leslie H. Gordon
                                 -----------------------------------------(SEAL)
                                 Leslie H. Gordon, Chief Financial Officer


                             A.C. Moore Incorporated

                             By: Leslie H. Gordon
                                 -----------------------------------------(SEAL)
                                 Leslie H. Gordon, Chief Financial Officer


                             Moorestown Finance, Inc.

                             By: Leslie H. Gordon
                                 -----------------------------------------(SEAL)
                                 Leslie H. Gordon, Chief Financial Officer


                             Blackwood Assets, Inc.

                             By: Leslie H. Gordon
                                 -----------------------------------------(SEAL)
                                 Leslie H. Gordon, Chief Financial Officer


                             A.C. Moore Urban Renewal, LLC

                             By: Leslie H. Gordon
                                 -----------------------------------------(SEAL)
                                 Leslie H. Gordon, Member


                             Wachovia Bank, National Association

                             By: Dante Bucci
                                 -----------------------------------------(SEAL)
                                 Dante Bucci, Vice President



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